Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

CONTACTS:	R. Jordan Gates President and Chief Operating Officer (206) 674-3427	Bradley S. Powell Chief Financial Officer (206) 674-3412

FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 46% FIRST QUARTER OPERATING INCOME INCREASE

SEATTLE, WASHINGTON – May 4, 2011, Expeditors International of Washington, Inc. (NASDAQ: EXPD) today announced net earnings attributable to shareholders of $91,232,000 for the first quarter of 2011, as compared with $61,247,000 for the same quarter of 2010, an increase of 49%. Net revenues for the first quarter increased 25% to $453,915,000 as compared with $361,823,000 reported for the first quarter of 2010. Total revenues and operating income were $1,460,848,000 and $147,230,000 for the first quarter of 2011, as compared with $1,201,109,000 and $100,541,000 for the same quarter of 2010, increases of 22% and 46%, respectively. Diluted net earnings attributable to shareholders per share for the first quarter were $.42 as compared with $.28 for the same quarter in 2010, an increase of 50%. The Company also reported that same store net revenues and operating income increased 25% and 46%, respectively, during the first quarter of 2011, as compared with the same period in 2010.

“We should start off by acknowledging that this was an outstanding quarter by every measure. We always like to point out that it is our people, working in concert with our service providers, who really make this happen, and it is our customers who have given us the opportunities. We’re grateful to all of them. The most remarkable thing to us about this 2011 first quarter was the strong across the board operating income growth. All of our geographic operating segments made outstanding contributions. We think this means that we must be doing something right, not just in a few offices, but throughout our global network,” said Peter J. Rose, Chairman and Chief Executive Officer. “We were also impressed with the extent that productivity initiatives continue to benefit our operating income growth. A focus on strong market share growth and efficient operations has been the solid foundation upon which we continue to build our company,” Rose went on to say.

“Whenever we report above-consensus results, there follows a great deal of curiosity by some about what that means for our future expectations. Often a ‘mechanical upward adjustment’ by the amount we exceeded that quarter’s consensus is added onto to what were already challenging future expectations. Those who know us well know that we always decline to make projections and forecasts. What we do try to offer, however, are things that we think about internally that we wish everyone externally would consider. We think about rising fuel costs, rising costs in general, as inflation (which is now globally topical after not having been mentioned for years) and global political unrest. Volatile currency exchange rates and the current status of the US dollar should also be factored in. Does this mean we’re pessimistic? No, not at all. We think we do our best work helping our customers navigate through chaos and unexpected events, and in that sense, opportunity abounds. But we do think that future expectations need to be founded on realistic assessments of current conditions. They should not simply become a mechanical extrapolation exercise that slingshots a number out there from a base created by one single, albeit outstanding, quarter,” concluded Rose.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 184 full-service offices, 65 satellite locations and 2 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

1st Quarter 2011 Earnings Release, May 4, 2011

Financial highlights for the three months ended March 31, 2011 (Unaudited)

(in 000’s of US dollars except share data)

	Three Months Ended		% Increase
	2011	2010
Revenues	$1,460,848	$1,201,109	22%
Net revenues	$453,915	$361,823	25%
Operating income	$147,230	$100,541	46%
Net earnings attributable to shareholders	$91,232	$61,247	49%
Diluted earnings attributable to shareholders per share	$.42	$.28	50%
Basic earnings attributable to shareholders per share	$.43	$.29	48%
Diluted weighted average shares outstanding	215,863,386	216,630,436
Basic weighted average shares outstanding	212,088,860	212,192,710

	Employee headcount as of March 31,
	2011	2010
North America	4,443	4,131
Asia Pacific	3,898	3,591
Europe and Africa	2,142	1,948
Middle East	1,187	1,109
South America	626	561
Information Systems	551	565
Corporate	205	186

	13,052	12,091

	Year-over-year percentage growth in:
	Airfreight kilos	Ocean freight FEUs
2011
January	13%	16%
February	12%	(9)%
March	21%	11%
Quarter	16%	7%

During the first quarter of 2011, the Company opened one satellite office in Kristiansand, Norway and closed one satellite office in Malmoe, Sweden.

Investors may submit written questions via e-mail to: investor@expeditors.com. Or by fax to: (206) 674-3459. Questions received by the end of business on May 6, 2011 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 18, 2011.

Disclaimer on Forward-Looking Statements:

Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on future ability to improve productivity and operating income, rising fuel costs, rising costs in general, global political unrest, volatile currency exchange rates, status of the US Dollar and our ability to help customers navigate through chaos and unexpected events. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, regulatory changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$1,238,471	$1,084,465
Short-term investments	612	524
Accounts receivable, net	1,006,980	1,003,884
Deferred Federal and state income taxes	9,382	8,706
Other current assets	25,380	42,776

Total current assets	2,280,825	2,140,355

Property and equipment, net	514,429	498,648
Goodwill, net	7,927	7,927
Other intangibles, net	3,402	3,716
Other assets, net	30,149	28,533

	$2,836,732	$2,679,179

Liabilities and Equity

Current liabilities:
Accounts payable	687,988	652,161
Accrued expenses, primarily salaries and related costs	182,391	177,869
Federal, state and foreign income taxes	44,606	31,948

Total current liabilities	914,985	861,978

Deferred Federal and state income taxes	72,627	69,047

Commitments and contingencies

Shareholders’ equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share; issued and outstanding 212,034,197 shares at March 31, 2011 and 212,047,774 shares at December 31, 2010	2,120	2,120
Additional paid-in capital	14,350	13,412
Retained earnings	1,808,481	1,717,249
Accumulated other comprehensive income	16,958	8,125

Total shareholders’ equity	1,841,909	1,740,906

Noncontrolling interest	7,211	7,248

Total equity	1,849,120	1,748,154

	$2,836,732	$2,679,179

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended March 31,
	2011	2010
Revenues:
Airfreight services	$700,923	$559,383
Ocean freight and ocean services	440,141	381,244
Customs brokerage and other services	319,784	260,482

Total revenues	1,460,848	1,201,109

Operating expenses:
Airfreight consolidation	524,636	427,342
Ocean freight consolidation	339,549	301,090
Customs brokerage and other services	142,748	110,854
Salaries and related costs	237,815	199,848
Rent and occupancy costs	21,381	19,227
Depreciation and amortization	9,174	9,395
Selling and promotion	9,163	7,035
Other	29,152	25,777

Total operating expenses	1,313,618	1,100,568

Operating income	147,230	100,541

Interest income	2,320	1,775
Interest expense	(214)	(87)
Other, net	1,117	609

Other income, net	3,223	2,297

Earnings before income taxes	150,453	102,838

Income tax expense	59,246	41,528

Net earnings	91,207	61,310

Less: net (losses) earnings attributable to noncontrolling interest	(25)	63

Net earnings attributable to shareholders	$91,232	$61,247

Diluted earnings attributable to shareholders per share	$0.42	$0.28

Basic earnings attributable to shareholders per share	$0.43	$0.29

Weighted average diluted shares outstanding	215,863,386	216,630,436

Weighted average basic shares outstanding	212,088,860	212,192,710

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2011	2010
Operating Activities:
Net earnings	$91,207	$61,310
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	1,853	2,443
Deferred income tax benefit	(1,936)	(7,728)
Excess tax benefits from stock plans	(2,246)	(4,012)
Stock compensation expense	10,472	11,198
Depreciation and amortization	9,174	9,395
Gain on sale of assets	(30)	(295)
Other	307	478
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	6,683	(12,965)
Increase in other current assets	(1,415)	(1,811)
Increase in accounts payable and accrued expenses	30,187	43,169
Increase in income taxes payable, net	33,577	25,941

Net cash provided by operating activities	177,833	127,123

Investing Activities:
Increase in short-term investments	(89)	(36)
Purchase of property and equipment	(21,125)	(7,582)
Proceeds from sale of property and equipment	43	59
Other	(1,442)	(188)

Net cash used in investing activities	(22,613)	(7,747)

Financing Activities:
Proceeds from issuance of common stock	7,804	12,220
Repurchases of common stock	(19,584)	(18,019)
Excess tax benefits from stock plans	2,246	4,012

Net cash used in financing activities	(9,534)	(1,787)

Effect of exchange rate changes on cash and cash equivalents	8,320	(1,870)

Increase in cash and cash equivalents	154,006	115,719

Cash and cash equivalents at beginning of period	1,084,465	925,929

Cash and cash equivalents at end of period	$1,238,471	$1,041,648

Interest and taxes paid:
Interest	$4	87
Income taxes	26,276	19,996

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other North America	Latin America	Asia Pacific	Europe and Africa	Middle East and India	Elimi- nations	Consoli- dated
Three months ended March 31, 2011
Revenues from unaffiliated customers	$377,106	43,846	20,332	728,130	213,612	77,822		1,460,848
Transfers between geographic areas	23,965	2,682	5,621	9,183	10,707	4,209	(56,367)	—

Total revenues	$401,071	46,528	25,953	737,313	224,319	82,031	(56,367)	1,460,848

Net revenues	$177,934	20,701	15,103	141,487	73,926	24,764		453,915
Operating income	$53,734	5,789	4,763	59,438	17,707	5,799		147,230
Identifiable assets	$1,427,414	86,371	57,960	659,352	452,675	153,236	(276)	2,836,732
Capital expenditures	$4,030	160	156	4,712	11,706	361		21,125
Depreciation and amortization	$4,985	303	269	1,969	1,110	538		9,174
Equity	$1,124,913	47,793	30,981	407,053	181,245	89,422	(32,287)	1,849,120

Three months ended March 31, 2010
Revenues from unaffiliated customers	$286,936	35,612	16,296	637,188	161,845	63,232		1,201,109
Transfers between geographic areas	18,743	1,809	3,661	7,110	7,933	3,576	(42,832)	—

Total revenues	$305,679	37,421	19,957	644,298	169,778	66,808	(42,832)	1,201,109

Net revenues	$146,905	16,422	11,518	107,109	59,923	19,946		361,823
Operating income	$38,174	3,899	3,531	38,758	11,854	4,325		100,541
Identifiable assets	$1,249,106	75,890	44,236	529,571	392,163	128,524	2,589	2,422,079
Capital expenditures	$4,474	176	277	690	1,221	744		7,582
Depreciation and amortization	$5,022	353	205	1,896	1,312	607		9,395
Equity	$1,006,340	43,773	20,618	366,460	148,484	74,499	(31,238)	1,628,936